Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

TWITTER, INC.

Twitter, Inc., a Delaware corporation, hereby certifies that:

1. The name of the corporation is Twitter, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was April 19, 2007.

2. This Restated Certificate of Incorporation of the corporation attached hereto as Exhibit “1”, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation as previously amended or supplemented, has been duly adopted by the corporation’s Board of Directors and a majority of the stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law, with the approval of the corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated: November 17, 2011	TWITTER, INC.

	By:	/s/ Richard Costolo

	Name:	Richard Costolo
	Title:	Chief Executive Officer

EXHIBIT “1”

RESTATED CERTIFICATE OF INCORPORATION

OF

TWITTER, INC.

ARTICLE I: NAME

The name of the corporation is Twitter, Inc.

ARTICLE II: REGISTERED AGENT

The address of the registered office of the corporation in the State of Delaware is 3500 South DuPont Highway, City of Dover, County of Kent, Delaware 19901. The name of its registered agent at that address is Incorporating Services, Ltd.

ARTICLE III: PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law of the State of Delaware.

ARTICLE IV: AUTHORIZED SHARES

1. Authorization of Shares. This corporation is authorized to issue three (3) classes of stock, designated “Common Stock”, “Class A Junior Preferred Stock” and “Preferred Stock”. The total number of shares of Common Stock authorized to be issued is Six Hundred Million (600,000,000) shares, $0.000005 par value per share. The total number of shares of Class A Junior Preferred Stock authorized to be issued is Fifteen Million (15,000,000), $0.000005 par value per share. The total number of shares of Preferred Stock authorized to be issued is Three Hundred Twenty-Nine Million Six Hundred Ninety-One Thousand Eight Hundred Fifty-Six (329,691,856) shares, $0.000005 par value per share, Seventy-Six Million Nine Hundred Sixty-Eight Thousand Five Hundred Sixty-Two (76,968,562) of which are designated as “Series A Preferred Stock,” Forty-Nine Million Three Hundred Twenty-Four Thousand Sixty-Eight (49,324,068) of which are designated as “Series B Preferred Stock”, Sixty-Two Million Nine Hundred Thirty-Three Thousand Six Hundred Twenty-Eight (62,933,628) of which are designated as “Series C Preferred Stock”, Fifty Million Nine Hundred Eighty-One Thousand Six Hundred Fifty-Two (50,981,652) of which are designated as “Series D Preferred Stock”, Thirty-Eight Million Four Hundred Thirty-One Thousand Five Hundred (38,431,500) of which are designated as “Series E Preferred Stock”, Twenty-Six Million One Hundred Ninety-Seven Thousand Nine Hundred (26,197,900) of which are designated as “Series F Preferred Stock”,

Ten Million Ninety-Seven Thousand One Hundred Fifty Nine (10,097,159) of which are designated as “Series G-1 Preferred Stock”, and Fourteen Million Seven Hundred Fifty-Seven Thousand Three Hundred Eighty-Seven (14,757,387) of which are designated as “Series G-2 Preferred Stock”.

ARTICLE V: TERMS OF CLASSES AND SERIES

The rights, preferences, privileges and restrictions granted to and imposed on the classes and series of capital stock of the Company are as follows:

1. Definitions. For purposes of this Article V, the following definitions apply:

1.1 “Board” shall mean the Board of Directors of the Corporation.

1.2 “Class A Junior Preferred Stock” shall mean the Class A Junior Preferred Stock, $0.000005 par value per share, of the Corporation.

1.3 “Corporation” shall mean this corporation.

1.4 “Common Stock” shall mean the Common Stock, $0.000005 par value, of the Corporation.

1.5 “Common Stock Dividend” shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.

1.6 “Distribution” shall mean the transfer or distribution of cash or property by the Corporation to one or more of its stockholders without consideration, whether by dividend or otherwise, other than a Common Stock Dividend.

1.7 “Original Issue Date” shall mean the date on which the first share of Series G Preferred Stock is issued by the Corporation.

1.8 “Original Issue Price” shall mean $0.0011115 per share for the Series A Preferred Stock, $0.1111115 per share for the Series B Preferred Stock, $0.34331 per share for the Series C Preferred Stock, $0.7185945 per share for the Series D Preferred Stock, $2.6637335 per share for the Series E Preferred Stock, $7.6342 per share for the Series F Preferred Stock and $16.0936346 per share for the Series G Preferred Stock. Each Original Issue Price shall be as adjusted for any stock splits or combinations of such series of Preferred Stock, stock dividends on such series of Preferred Stock, recapitalizations of such series of Preferred Stock or the like with respect to such series of Preferred Stock in each case that occurs following the filing date of this Restated Certificate.

1.9 “Permitted Repurchases” shall mean the repurchase by the Corporation of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Corporation or a subsidiary that are subject to restricted stock purchase agreements or stock option exercise agreements under which the Corporation has the option to repurchase such shares: (i) at cost, upon the occurrence of certain events, such as the termination of employment or services; or (ii) at any price pursuant to the Corporation’s exercise of a right of first refusal to repurchase such shares.

1.10 “Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, collectively. For the avoidance of doubt, “Preferred Stock” shall not include the Class A Junior Preferred Stock.

1.11 “Prior Preferred Stock” shall mean the Series B Preferred Stock and the Series C Preferred Stock, collectively.

1.12 “Senior Preferred Stock” shall mean the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, collectively.

1.13 “Series A Preferred Stock” shall mean the Series A Preferred Stock, $0.000005 par value per share, of the Corporation.

1.14 “Series B Preferred Stock” shall mean the Series B Preferred Stock, $0.000005 par value per share, of the Corporation.

1.15 “Series C Preferred Stock” shall mean the Series C Preferred Stock, $0.000005 par value per share, of the Corporation.

1.16 “Series D Preferred Stock” shall mean the Series D Preferred Stock, $0.000005 par value per share, of the Corporation.

1.17 “Series E Preferred Stock” shall mean the Series E Preferred Stock, $0.000005 par value per share, of the Corporation.

1.18 “Series F Preferred Stock” shall mean the Series F Preferred Stock, $0.000005 par value per share, of the Corporation.

1.19 “Series G Preferred Stock” shall mean the Series G-1 Preferred Stock and Series G-2 Preferred Stock.

1.20 “Series G-1 Preferred Stock” shall mean the Series G-1 Preferred Stock, $0.000005 par value per share, of the Corporation.

1.21 “Series G-2 Preferred Stock” shall mean the Series G-2 Preferred Stock, $0.000005 par value per share, of the Corporation.

1.22 “Subsidiary” shall mean any corporation of which at least fifty percent (50%) of the outstanding voting stock is at the time owned directly or indirectly by the Corporation or by one or more of such subsidiary corporations.

2. Dividend Rights.

2.1 Preferred Stock and Class A Junior Preferred Stock. If the Board shall declare dividends out of funds legally available therefor, or make a Distribution, then all such dividends or Distribution shall be declared on the Preferred Stock (on an as converted to Common Stock basis), the Class A Junior Preferred Stock (on an as converted to Common Stock basis) and the Common Stock on a pari passu basis.

2.2 Non-Cash Dividends. Whenever a dividend or Distribution provided for in this Section 2 shall be payable in property other than cash, the value of such dividend or Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board.

3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets that may be legally distributed to the Corporation’s stockholders (the “Available Funds and Assets”) shall be distributed to stockholders in the following manner.

3.1 Series G Preferred Stock and Series F Preferred Stock. The holder of each share of Series G Preferred Stock and Series F Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets (and prior and in preference to any payment or distribution, or setting aside for any payment or distribution, of any Available Funds and Assets on shares of the Series E Preferred Stock, Series D Preferred Stock, Prior Preferred Stock, Series A Preferred Stock, Class A Junior Preferred Stock or Common Stock), an amount per share equal to the greater of (a) the Original Issue Price of the Series G Preferred Stock or Series F Preferred Stock, respectively, plus all declared and unpaid dividends thereon, or (b) the per share amount that would have been paid on such share of Series G Preferred Stock or Series F Preferred Stock, respectively if such stock had been converted into Common Stock immediately prior to such liquidation event. If upon any liquidation, dissolution or winding up of the Corporation, the Available Funds and Assets to be distributed to the holders of the Series G Preferred Stock and Series F Preferred Stock shall be insufficient to permit the payment to such stockholders of their full preferential amount described in this subsection, then all of the Available Funds and Assets shall be distributed ratably among the holders of the then outstanding Series G Preferred Stock and Series F Preferred Stock in proportion to the amounts to which such holders would otherwise be entitled under this Section 3.1.

3.2 Series E Preferred Stock. Subject to payment in full of the liquidation preference of the Series G Preferred Stock and Series F Preferred Stock as provided in Section 3.1 above, the holder of each share of Series E Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets (and prior and in preference to any payment or distribution, or setting aside for any payment or distribution, of any Available Funds and Assets on shares of the Series D Preferred Stock, Prior Preferred Stock, Series A Preferred Stock, Class A Junior Preferred Stock or Common Stock), an amount per share equal to the greater of (a) the Original Issue Price of the Series E Preferred Stock, plus all declared and unpaid dividends thereon, or (b) the per share amount that would have been paid on such share of Series E Preferred Stock if it had been converted into Common Stock immediately prior to such liquidation event. If upon any liquidation, dissolution or winding up of the Corporation and after payment in full of the preferential amount specified for the Series G Preferred Stock and Series F Preferred Stock in Section 3.1 above, the Available Funds and Assets to be distributed to the holders of the Series E Preferred Stock shall be insufficient to permit the payment to such stockholders of their full preferential amount described in this subsection, then all of the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Series E Preferred Stock pro rata based on the amounts to which such holders would otherwise be entitled under this Section 3.2.

3.3 Series D Preferred Stock. Subject to the payment in full of the liquidation preference of the Series G Preferred Stock and Series F Preferred Stock as provided in Section 3.1 above and the Series E Preferred Stock as provided in Section 3.2 above, the holder of each share of Series D Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets (and prior and in preference to any payment or distribution, or setting aside for any payment or distribution, of any Available Funds and Assets on shares of Prior Preferred Stock, Series A Preferred Stock, Class A Junior Preferred Stock or Common Stock), an amount per share equal to the greater of (a) the Original Issue Price of the Series D Preferred Stock plus all declared and unpaid dividends thereon, or (b) the per share amount that would have been paid on such share of Series D Preferred Stock if it had been converted into Common Stock immediately prior to such liquidation event. If upon any liquidation, dissolution or winding up of the Corporation and after payment in full of the preferential amount specified for the Series G Preferred Stock and Series F Preferred Stock in Section 3.1 above and the Series E Preferred Stock in Section 3.2 above, the Available Funds and Assets to be distributed to the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such stockholders of their full preferential amount described in this subsection, then all of the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Series D Preferred Stock pro rata based on the amounts to which such holders would otherwise be entitled under this Section 3.3.

3.4 Prior Preferred Stock. Subject to payment in full of the liquidation preference of the Series G Preferred Stock and Series F Preferred Stock as provided in Section 3.1 above, the Series E Preferred Stock as provided in Section 3.2 above, and the Series D Preferred Stock as provided in Section 3.3 above, the holder of each share of Prior Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets (and prior and in preference to any payment or distribution, or setting aside for any payment or distribution, of any Available Funds and Assets on shares of Series A Preferred Stock, Class A Junior Preferred Stock or Common Stock), an amount per share equal to the greater of (a) the Original Issue Price of such series of Prior Preferred Stock plus all declared and unpaid dividends thereon, or (b) the per share amount that would have been paid on such share of Prior Preferred Stock if it had been converted into Common Stock immediately prior to such liquidation event. If upon any liquidation, dissolution or winding up of the Corporation and after payment in full of the preferential amount specified for the Series G Preferred Stock and Series F Preferred Stock in Section 3.1, the Series E Preferred Stock in Section 3.2, and the Series D Preferred Stock in Section 3.3, the Available Funds and Assets to be distributed to the holders of the Prior Preferred Stock shall be insufficient to permit the payment to such stockholders of their full preferential amount described in this subsection, then all of the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Prior Preferred Stock pro rata based on the amounts to which such holders would otherwise be entitled under this Section 3.4.

3.5 Series A Preferred Stock. Subject to payment in full of the liquidation preference of the Senior Preferred Stock as provided in Sections 3.1, 3.2, 3.3 and 3.4 above, the holder of each share of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets (and prior and in preference to any payment or distribution, or any setting aside for any payment or distribution, of any Available Funds and Assets on any shares of Class A Junior Preferred Stock or Common Stock), an amount per share equal to the greater of (a) the Original Issue Price of the Series A Preferred Stock plus all declared but unpaid dividends thereon, or (b) the per share amount that would have been paid on such share of Series A Preferred Stock if it had been converted into Common Stock immediately prior to such liquidation event. If upon any liquidation, dissolution or winding up of the Corporation, and after payment in full of the preferential amount specified for the Senior Preferred Stock in Sections 3.1, 3.2, 3.3 and 3.4, the Available Funds and Assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such stockholders of their full preferential amount described in this subsection, then all of the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Series A Preferred Stock pro rata, based on the amounts to which such holders would otherwise be entitled under this Section 3.5.

3.6 Class A Junior Preferred Stock. Subject to payment in full of the liquidation preference of the Senior Preferred Stock as provided in Sections 3.1, 3.2, 3.3 and 3.4 and the Series A Preferred Stock as provided in Section 3.5 above, the holder of each share of Class A Junior Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets (and prior and in preference to any payment or distribution, or any setting aside for any payment or distribution, of any Available Funds and Assets on any shares of Common Stock), an amount per share equal to the greater of (a) $1.00 per share of Class A Junior Preferred Stock (as adjusted for any stock splits or combinations of the Class A Junior Preferred Stock, stock dividends on the Class A Junior Preferred Stock or recapitalizations of the Class A Junior Preferred Stock in each case that occurs following the filing date of this Restated Certificate) (the “Class A Junior Preferred Liquidation Preference”) plus all declared but unpaid dividends thereon, or (b) the per share amount that would have been paid on such share of Class A Junior Preferred Stock if it had been converted into Common Stock immediately prior to such liquidation event. If upon any liquidation, dissolution or winding up of the Corporation, and after payment in full of the preferential amount specified for the Senior Preferred Stock in Sections 3.1, 3.2, 3.3 and 3.4 and the Series A Preferred Stock set forth in Section 3.5, the Available Funds and Assets to be distributed to the holders of the Class A Junior Preferred Stock shall be insufficient to permit the payment to such stockholders of their full preferential amount described in this subsection, then all of the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Class A Junior Preferred Stock pro rata, based on the amounts to which such holders would otherwise be entitled under this Section 3.6.

3.7 Remaining Assets. If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Preferred Stock of their full preferential amounts described above in this Section 3, then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Common Stock pro rata according to the number of shares of Common Stock held by each holder thereof.

3.8 Deemed Liquidation Events. Unless otherwise approved by a vote or written consent of the holders of at least sixty percent (60%) of the shares of the Senior Preferred Stock (voting together as a single class and not as a separate series and on an as converted to Common Stock basis), and provided that no such approval or waiver shall be effective with respect to the rights of any holder of Series G Preferred Stock unless holders of at least sixty-five percent (65%) of the Series G Preferred Stock then outstanding have so consented or approved, each of the following transactions shall be deemed to be a liquidation, dissolution or winding up of the Corporation as ‘those terms are used in this Section 3 (each, a “Deemed Liquidation Event”): (a) any reorganization by way of share exchange, consolidation, merger or similar transaction or series of related transactions (each, a “combination transaction”), in which the Corporation is a constituent corporation or is a party with another entity if, as a result of such combination transaction, the voting securities of the Corporation that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an “Acquiring Stockholder”, as defined below) do not represent, or are not converted into, securities of the surviving corporation of such combination transaction (or such surviving corporation’s parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such combination transaction, together represent at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder; or (b) a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Corporation in a single transaction or series of related transactions. For purposes of this Section 3.8, an “Acquiring Stockholder” means a stockholder or stockholders of the Corporation that (i) merges or combines with the Corporation in such combination transaction or (ii) owns or controls a majority of another corporation that merges or combines with the Corporation in such combination transaction.

3.9 Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined by the Board in good faith, except that any securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

(a) The method of valuation of securities not subject to investment letter or other similar restrictions on free marketability shall be as follows:

(i) if the securities are then traded on a national securities exchange or the Nasdaq National Market (or a similar national quotation system), then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the distribution; and

(ii) if (i) above does not apply but the securities arc actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the thirty (30) calendar day period ending three (3) trading days prior to the distribution; and

(iii) if there is no active public market as described in clauses (i) or (ii) above, then the value shall be the fair market value thereof, as determined in good faith by the Board.

(b) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subparagraphs (a)(i),(ii) or (iii) of this subsection to reflect the approximate fair market value thereof, as determined in good faith by the Board.

4. Voting Rights.

4.1 Common Stock. (a) Each holder of shares of Common Stock shall be entitled to one (1) vote for each share thereof held.

(b) The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the. provisions of Section 242(b)(2) of the General Corporation Law.

4.2 Preferred Stock. Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Preferred Stock could be converted pursuant to the provisions of Section 5 below at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

4.3 Class A Junior Preferred Stock. Each holder of shares of Class A Junior Preferred Stock shall be entitled to the number of votes equal to one-tenth (1/10th) of the number of whole shares of Common Stock into which such shares of Class A Junior Preferred Stock could be converted pursuant to the provisions of Section 5.2 below at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

4.4 General. Subject to the other provisions of this Certificate of Incorporation, each holder of Preferred Stock and Class A Junior Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock (subject to Section 4.3 in the case of the Class A Junior Preferred Stock), and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock, the holders of Class A Junior Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

4.5 Board of Directors Election and Removal.

(a) Election of Directors. The number of authorized directors on the Board shall be seven (7), who shall be elected as follows: (i) the holders of the Series A Preferred Stock, voting as a separate series, shall be entitled to elect one (1) director of the Corporation; (ii) the holders of the Series A Preferred Stock and Common Stock, voting together as a single class and on an as converted to Common Stock basis, shall be entitled to elect one (1) director of the Corporation; and (iii) the holders of the Preferred Stock (other than Series G-1 Preferred Stock), Class A Junior Preferred Stock and Common Stock, voting together as a single class and in accordance with the voting power of such shares as determined pursuant to Sections 4.1, 4.2 and 4.3, shall be entitled to elect five (5) directors of the Corporation.

(b) Quorum; Required Vote.

(i) Quorum. At any meeting held for the purpose of electing directors, the presence in person or by proxy (A) of the holders of a majority of the shares of the Series A Preferred Stock then outstanding shall constitute a quorum for the election of directors to be elected solely by the holders of Series A Preferred Stock, (B) of the holders of a majority of the voting power of all the then-outstanding shares of Series A Preferred Stock (on an as converted to Common Stock basis) and Common Stock shall constitute a quorum for the election of directors to be elected jointly by the holders of the Series A Preferred Stock and the Common Stock and (C) of the holders of a majority of the voting power of all the then-outstanding shares of Preferred Stock (other than Series G-1 Preferred Stock), Class A Junior Preferred Stock and Common Stock (voting together as a single class and as determined in accordance with the voting power of such shares pursuant to Sections 4.1, 4.2 and 4.3) shall constitute a quorum for the election of the directors to be elected jointly by the holders of the Preferred Stock (other than Series G-1 Preferred Stock), Class A Junior Preferred Stock and the Common Stock.

(ii) Required Vote. With respect to the election of any director or directors by the holders of the outstanding shares of a specified series, class or classes of stock given the right to elect such director or directors pursuant to subsection 4.5(a) above (the “Specified Stock”), that candidate or those candidates (as applicable) shall be elected who either: (A) in the case of any such vote conducted at a meeting of the holders of such Specified Stock, receive the highest number of affirmative votes (as determined in accordance with the voting power of such shares pursuant to Sections 4.1, 4.2 and 4.3) of the outstanding shares of such Specified Stock; or (B) in the case of any such vote taken by written consent without a meeting, are elected by the written consent of the holders of a majority of the voting power of the outstanding shares of such Specified Stock.

(c) Vacancy. If there shall be any vacancy in the office of a director elected or to be elected by the holders of any Specified Stock, then a director to hold office for the unexpired term of such directorship may be elected by either: (i) a majority of the remaining director or directors (if any) in office that were so elected by the holders of such Specified Stock, by the affirmative vote of a majority of such directors (or by the sole remaining director elected by the holders of such Specified Stock if there be but one), or (ii) the required vote of holders of the shares of such Specified Stock specified in subsection 4.5(b)(ii) above that are entitled to elect such director. In the event of a vacancy in the office of any director solely elected by holders of Preferred Stock (including any series thereof), in no event shall the holders of the Common Stock be entitled to fill the vacancy.

(d) Removal. Subject to Section 141(k) of the Delaware General Corporation Law, any director who shall have been elected to the Board by the holders of any Specified Stock, or by any director or directors elected by holders of any Specified Stock as provided in subsection 4.5(c), may be removed during his or her term of office, without cause, by, and only by, the affirmative vote of shares representing a majority of the voting power, determined in accordance with Sections 4.1, 4.2 and 4.3, of all the outstanding shares of such Specified Stock entitled to vote, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders without a meeting, and any vacancy created by such removal may be filled only in the manner provided in subsection 4.5(c).

(e) Procedures. Any meeting of the holders of any Specified Stock, and any action taken by the holders of any Specified Stock by written consent without a meeting, in order to elect or remove a director under this subsection 4.5, shall be held in accordance with the procedures and provisions of the Corporation’s Bylaws, the Delaware General Corporation Law and applicable law regarding stockholder meetings and stockholder actions by written consent, as such are then in effect (including but not limited to procedures and provisions for determining the record date for shares entitled to vote).

4.6 Vote by Ballot. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

5. Conversion Rights. The outstanding shares of Preferred Stock shall be convertible into Common Stock as follows:

5.1 Optional Conversion.

(a) At the option of the holder thereof, each share of Preferred Stock shall be convertible, at any time or from time to time prior to the close of business on the business day before any date fixed for conversion of such share, into fully paid and nonassessable shares of Common Stock as provided herein.

(b) Each holder of Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value determined by the Board as of the date of such conversion), any declared and unpaid dividends on the shares of Preferred Stock being converted and (ii) in cash (at the Common Stock’s fair market value determined by the Board as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Preferred Stock to be converted (or the date the holder notifies the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed and executed an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any losses incurred by it in connection with such certificates), and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. If a conversion election under this subsection 5.1 is made in connection with an underwritten offering of the Corporation’s securities pursuant to the Securities Act of 1933, as amended, (which underwritten offering does not cause an automatic conversion pursuant to subsection 5.2 to take place) the conversion may, at the option of the holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of the Corporation’s securities pursuant to such offering, in which event the holders making such elections who are entitled to receive Common Stock upon conversion of their Preferred Stock shall not be deemed to have converted such shares of Preferred Stock until immediately prior to the closing of such sale of the Corporation’s securities in the offering.

(c) The Class A Junior Preferred Stock shall not be convertible into Common Stock at the option of the holder thereof.

5.2 Automatic Conversion.

(a) Each share of Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation on an internationally recognized securities exchange or trading system in which (i) the aggregate public offering price (before deduction of underwriters’ discounts and commissions) equals or exceeds Twenty Five Million Dollars ($25,000,000), (ii) with respect to the Series F Preferred Stock only, the public offering price per share of which is not less than one (1) times the Original Issue Price of the Series F Preferred Stock, (iii) with respect to the Series E Preferred Stock only, the public offering price per share of which is not less than one (1) times the Original Issue Price of the Series E Preferred Stock and (iv) with respect to the Series D Preferred Stock only, the public offering price per share of which is not less than two (2) times the Original Issue Price of the Series D Preferred Stock (a “Qualified Initial Public Offering”). In addition each share of Preferred Stock shall automatically convert upon the Corporation’s receipt of the written consent of the holders of at least sixty percent (60%) of the then outstanding shares of Senior Preferred Stock (voting together as a single class and not as separate series and on an as converted to Common Stock basis); provided, however, that in the event of an automatic conversion pursuant to this sentence in which the holders of at least sixty-five percent (65%) of the then outstanding shares of Series G Preferred Stock do not consent or agree, then in such case the conversion shall not be effective as to any shares of Series G Preferred Stock; provided further, that in the event of an automatic conversion pursuant to this sentence in which the holders of at least a majority of the then outstanding shares of Series F Preferred Stock do not consent or agree, then in such case the conversion shall not be effective as to any shares of Series F Preferred Stock; provided further, that in the event of an automatic conversion pursuant to this sentence in which the holders of at least sixty-five percent (65%) of the then outstanding shares of Series E Preferred Stock do not consent or agree, then in such case the conversion shall not be effective as to any shares of Series E Preferred Stock. Upon such automatic conversion as provided in this Section 5.2(a), any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5.1(b).

(b) Each share of Class A Junior Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock immediately prior to the closing of a firm. commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation on an internationally recognized securities exchange or trading system in which the aggregate public offering price (before deduction of underwriters’ discounts and commissions) equals or exceeds Twenty Five Million Dollars ($25,000,000). In addition, each share of Class A Junior Preferred Stock shall automatically be converted into Common Stock upon the Corporation’s receipt of the written consent of the holders of at least sixty percent (60%) of the then outstanding shares of Senior Preferred Stock (voting together as a single class and not as separate series and on an as converted to Common Stock basis) to convert the outstanding shares of Class A Junior Preferred Stock into Common Stock provided that all outstanding shares of Senior Preferred Stock are similarly converted into Common Stock upon such event.

(c) (i) Upon the occurrence of any event specified in subparagraph 5.2(a) (i), (ii), (iii) or (iv) above, the outstanding shares of Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Stock, the holders of Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Preferred Stock or Common Stock (or the date the holder notifies the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed and executed an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any losses incurred by it in connection with such certificates). Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates (or as set forth in the indemnity agreement), a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

(ii) Upon the occurrence of any event specified in subparagraph 5.2(b) above, the outstanding shares of Class A Junior Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class A Junior Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the bolder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Class A Junior Preferred Stock, the holders of

Class A Junior Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Class A Junior Preferred Stock or Common Stock (or the date the holder notifies the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed and executed an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any losses incurred by it in connection with such certificates). Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates (or as set forth in the indemnity agreement), a certificate or certificates for the number of shares of Common Stock into which the shares of Class A Junior Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

5.3 Conversion Price.

(a) Each share of Preferred Stock shall be convertible in accordance with subsection 5.1 or subsection 5.2(a) above into the number of shares of Common Stock which results from dividing the Original Issue Price for such series of Preferred Stock by the conversion price for such series of Preferred Stock that is in effect at the time of conversion (the “Preferred Stock Conversion Price”). The initial Preferred Stock Conversion Price for each such series of Preferred Stock shall be the Original Issue Price for such series of Preferred Stock. The Preferred Stock Conversion Price of each series of the Preferred Stock shall be subject to adjustment from time to time as provided below. Following each adjustment of the Preferred Stock Conversion Price, such adjusted Preferred Stock Conversion Price shall remain in effect until a further adjustment of such Conversion Price hereunder.

(b) Each share of Class A Junior Preferred Stock shall be convertible in accordance with subsection 5.2(b) above into the number of shares of Common Stock which results from dividing the Class A Junior Preferred Liquidation Preference for the Class A Junior Preferred Stock by the conversion price for the Class A Junior Preferred Stock that is in effect at the time of conversion (the “Class A Junior Conversion Price” and together with the Preferred Stock Conversion Price, the “Conversion Price”). The initial Class A Junior Conversion Price shall be the Class A Junior Preferred Liquidation Preference. The Class A Junior Conversion Price shall be subject to adjustment from time to time as provided below. Following each adjustment of the Class A Junior Conversion Price, such adjusted Class A Junior Conversion Price shall remain in effect until a further adjustment of such Conversion Price hereunder.

5.4 Adjustment Upon Common Stock Event. Upon the happening of a Common Stock Event (as hereinafter defined), the Conversion Price of each such series of Preferred Stock and the Class A Junior Preferred Stock shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price of such series of Preferred Stock and the Class A Junior Preferred Stock, in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price for such series of Preferred Stock and the Class A Junior Preferred Stock, respectively. The Conversion Price for a series of Preferred Stock and the Class A Junior Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term the “Common Stock Event” shall mean at any time or from time to time after the filing of this Restated Certificate, (i) the issuance by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, without a corresponding subdivision of the Preferred Stock and the Class A Junior Preferred Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, without a corresponding combination of the Preferred Stock and the Class A Junior Preferred Stock.

5.5 Adjustments for Other Dividends and Distributions. If at any time or from time to time after the filing of this Restated Certificate, the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation, other than an event constituting a Common Stock Event, then in each such event provision shall be made so that the holders of the Preferred Stock and the Class A Junior Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Preferred Stock and Class A Junior Preferred Stock, as applicable, been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Preferred Stock and the Class A Junior Preferred Stock or with respect to such other securities by their terms.

5.6 Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the filing of this Restated Certificate, the Common Stock issuable upon the conversion of the Preferred Stock and the Class A Junior Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger, or consolidation provided for elsewhere in this Section 5), then in any such event each holder of Preferred Stock and Class A Junior Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Preferred Stock and Class A Junior Preferred Stock, as applicable, could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

5.7 Reorganizations, Mergers and Consolidations. If at any time or from time to time after the filing of this Restated Certificate, there is a reorganization of the Corporation (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation (except an event which is governed under subsection 3.7), then, as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of the Preferred Stock and Class A Junior Preferred Stock thereafter shall be entitled to receive, upon conversion of the Preferred Stock and Class A Junior Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Preferred Stock and Class A Junior Preferred Stock after the reorganization, merger or consolidation to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and number of shares issuable upon conversion of the Preferred Stock and Class A Junior Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This subsection 5.7 shall similarly apply to successive reorganizations, mergers and consolidations.

5.8 Sale of Shares Below Conversion Price.

(a) Adjustment Formula. If at any time or from time to time after the Original Issue Date the Corporation issues or sells, or is deemed by the provisions of this subsection 5.8 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than in connection with a Common Stock Event as provided in subsection 5.4, a dividend or distribution as provided in subsection 5.5 or a recapitalization, reclassification or other change as provided in subsection 5.6, or a reorganization, merger or consolidation as provided in subsection 5.7, for an Effective Price (as hereinafter defined) that is less than the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue or sale (or deemed issue or sale), then, and in each such case, the Conversion Price for such series of Preferred Stock shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Conversion Price by a fraction:

(i) The numerator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Common Stock plus (B) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Corporation for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold) by the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue or sale; and

(ii) The denominator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (B) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

(b) Certain Definitions. For the purpose of making any adjustment required under this subsection 5.8:

(i) The “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Corporation, or deemed issued as provided in Section 5.8(c) below, whether or not subsequently reacquired or retired by the Corporation, other than:

(A) shares of Common Stock or other securities issued or issuable upon conversion of shares of the Preferred Stock or Class A Junior Preferred Stock outstanding as of the Original Issue Date;

(B) any shares of Common Stock, Class A Junior Preferred Stock or Preferred Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, the Corporation or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by a majority of the Board;

(C) any shares of the Corporation’s Common Stock, Class A Junior Preferred Stock or Preferred Stock (and/or options or warrants therefore) issued other than primarily for equity financing purposes to parties that are (i) strategic partners investing in connection with a commercial relationship with the Corporation or (ii) providing the Corporation with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar transactions, under arrangements, in each case, approved by a majority of the Board;

(D) shares of Common Stock, Class A Junior Preferred Stock or Preferred Stock issued pursuant to the bona fide business acquisition of another corporation or entity by the Corporation by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Corporation acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; provided that such transaction or series of transactions has been approved by the Board;

(E) shares of Common Stock, Class A Junior Preferred Stock or Preferred Stock issuable upon exercise of any options, warrants or rights to purchase any securities of the Corporation outstanding as of the Original Issue Date;

(F) shares of Common Stock issued upon the occurrence of a Common Stock Event;

(G) shares of Common Stock issued or issuable in a public offering; and

(H) any shares of Common Stock, Class A Junior Preferred Stock or Preferred Stock (or options, or warrants or rights to acquire same), issued or issuable hereafter that are (i) approved by the Board, and (ii) approved by the vote of the holders of a majority of the outstanding shares of Senior Preferred Stock, voting together as a single class and not as separate series and on an as converted to Common Stock basis, as being excluded from the definition of “Additional Shares of Common Stock” under this subparagraph 5.8(b).

(ii) The “Aggregate Consideration Received” by the Corporation for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board; and (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

(iii) The “Common Stock Equivalents Outstanding” shall mean the number of shares of Common Stock that is equal to the sum of (A) all shares of Common Stock of the Corporation that are outstanding at the time in question, plus (B) all shares of Common Stock of the Corporation issuable upon conversion of all shares of Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (C) all shares of Common Stock of the Corporation that are issuable upon the exercise of Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities into or for Common Stock.

(iv) The “Convertible Securities” shall mean stock or other securities convertible into or exchangeable for shares of Common Stock.

(v) The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under this subsection 5.8, into the Aggregate Consideration Received, or deemed to have been received, by the Corporation under this subsection 5.8, for the issue of such Additional Shares of Common Stock.

(vi) The “Rights or Options” shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

(c) Deemed Issuances. For the purpose of making any adjustment to the Conversion Price of any series of Preferred Stock required under this subsection 5.8, if the Corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price then in effect for such series of Preferred Stock, then the Corporation shall be deemed to have issued (each a “Deemed Issuance”), at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

(i) if the minimum amounts of such consideration cannot be ascertained in such Deemed Issuance, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

(ii) if the minimum amount of consideration payable to the Corporation upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

(iii) if the minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.

(d) Waiver of Adjustment to Conversion Price. Notwithstanding anything to the contrary in this Section 5, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the vote or consent of the holders of a majority of the outstanding shares of such series of Preferred Stock; provided, however, that no such waiver shall be effective with respect to the Conversion Price of the Series G Preferred Stock unless holders of at least sixty-five percent (65%) of the Series G Preferred Stock then outstanding have consented to such waiver. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

5.9 Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for a series of Preferred Stock or the Class A Junior Preferred Stock, as applicable, the Corporation, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Preferred Stock and the Class A Junior Preferred Stock, as applicable, at the holder’s address as shown in the Corporation’s books.

5.10 Fractional Shares. No fractional shares of Common Stock shall be issued upon any conversion of Preferred Stock or the Class A Junior Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock’s fair market value as determined in good faith by the Board as of the date of conversion.

5.11 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock and the Class A Junior Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock and the Class A Junior Preferred Stock; and if at any time the number of authorized but unissued shares of Common

Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock and Class A Junior Preferred Stock, as applicable, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5.12 Notices. Any notice required by the provisions of this Certificate of Incorporation to be given to the holders of shares of the Preferred Stock and Class A Junior Preferred Stock shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, or delivery by a recognized express courier, fees prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

6. Restrictions and Limitations.

6.1 Senior Preferred and Class A Junior Preferred Protective Provisions. So long as any shares of Senior Preferred Stock remain outstanding, the Corporation shall not (whether by merger, recapitalization or otherwise), without the approval, by vote or written consent, of the holders of a majority of the Senior Preferred Stock and Class A Junior Preferred Stock then outstanding, voting together as a single class and not as separate series or class and in accordance with the voting power of such shares as determined pursuant to Sections 4.1, 4.2 and 4.3:

(a) amend, alter, or repeal any provision of the Certificate of Incorporation or Bylaws in a manner that would adversely affect the Senior Preferred Stock or Class A Junior Preferred Stock, or alter or change the rights, preferences, privileges or restrictions of the Senior Preferred Stock or Class A Junior Preferred Stock by amending its Certificate of Incorporation or Bylaws provided, however, that the creation of a senior security will be deemed not to have such an effect as long as such senior security contains substantially similar terms as the Senior Preferred Stock, it being understood that the liquidation preference and other rights that are customarily impacted by the price per share of a security shall be proportional to the price per share of such senior security;

(b) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing, unless the holders of Preferred Stock receive at least two (2) times the Original Issue Price for the Series C Preferred Stock (as adjusted for any stock splits, dividends, recapitalizations and the like), it being understood that in the event of such Deemed Liquidation Event the liquidation rights as set forth in Section 3 of this Article V will not be affected;

(c) declare or pay any dividends (other than dividends payable solely in shares of its own Common Stock) or declare or make any other distribution, purchase, redemption or acquisition (other than Permitted Repurchases or redemption of the Class A Junior Preferred Stock pursuant to Section 8), directly or indirectly, on account of any shares of Preferred Stock, Class A Junior Preferred Stock or Common Stock now or hereafter outstanding;

(d) change the authorized number of directors constituting the Board;

(e) create or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $10,000,000, unless approved by the Board; and

(f) enter into or agree to enter into any transaction with an affiliate, director or stockholder holding more than 5% of the voting stock of the Company (except such transactions made in the ordinary course of business and upon fair and reasonable requirements of the Company’s business and upon fair and reasonable teams that are approved by the Board.

6.2 Series G Protective Provisions. So long as any shares of Series G Preferred Stock remain outstanding, the Corporation shall not (whether by merger, recapitalization or otherwise), without the approval, by vote or written consent, of the holders of at least sixty-five percent (65%) of the Series G Preferred Stock then outstanding, voting as a separate series: (i) amend, alter, waive, or repeal Section 3 of this Article V of this Certificate of Incorporation in a manner that would adversely affect the Series G Preferred Stock differently than any other series of Preferred Stock, provided, however, that the authorization and creation of any senior or pan passu security will be deemed not to have such an effect and provided, further that any waiver, reduction or adverse amendment or modification or diminishment to any of the rights of the Series G Preferred Stock set forth in Section 3 above (including, without limitation, any change to the Original Issue Price of the Series G Preferred Stock or in the amount per share the holders of Series G Preferred Stock are entitled to receive under Section 3.1) shall be deemed to have such an adverse and disproportionate effect, regardless of any effect on or similar changes made to any other series of Preferred Stock (provided that the authorization and creation of any senior or pan passu security will not be deemed to waive, reduce or adversely amend or modify or diminish any of the rights of the Series G Preferred Stock for purposes of this proviso) or (ii) authorize any additional shares of Series G Preferred Stock.

6.3 Series F Protective Provisions. So long as any shares of Series F Preferred Stock remain outstanding, the Corporation shall not (whether by merger, recapitalization or otherwise), without the approval, by vote or written consent, of the holders of at least a majority of the Series F Preferred Stock then outstanding, voting as a separate series: (i) amend, alter, or repeal Section 3 of this Article V of this Certificate of Incorporation in a manner that would adversely affect the Series F Preferred Stock, provided, however, that the authorization and creation of any senior or pan passu security will be deemed not to have such an effect or (ii) authorize any additional shares of Series F Preferred Stock.

6.4 Series E Protective Provisions. So long as any shares of Series E Preferred Stock remain outstanding, the Corporation shall not (whether by merger, recapitalization or otherwise), without the approval, by vote or written consent, of the holders of at least sixty-five percent (65%) of the Series E Preferred Stock then outstanding, voting as a separate series:

(i) amend, alter, or repeal Section 3 of this Article V of this Certificate of Incorporation in a manner that would adversely affect the Series E Preferred Stock, provided, however, that the authorization and creation of any senior or pari passu security will be deemed not to have such an effect or (ii) authorize any additional shares of Series E Preferred Stock.

6.5 Series D Protective Provisions. So long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not (whether by merger, recapitalization or otherwise), without the approval, by vote or written consent, of the holders of a majority of the Series D Preferred Stock then outstanding, voting as a separate series: amend, alter, or repeal Section 3 of this Article V of this Certificate of Incorporation in a manner that would adversely affect the Series D Preferred Stock, provided, however, that the authorization and creation of any senior or pari passu security will be deemed not to have such an effect.

6.6 Series A Protective Provisions. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the approval, by vote or written consent, of the holders of a majority of the Series A Preferred Stock then outstanding, voting as a separate series: amend, alter, or repeal any provision of the Certificate of Incorporation or Bylaws in a manner that would adversely affect the Series A Preferred Stock or alter or change the rights, preferences, privileges or restrictions of the Series A Preferred Stock, provided, however, that the creation of a senior security will be deemed not to have such an effect.

7. Restriction on Transfer of Class A Junior Preferred.

No shares of Class A Junior Preferred Stock may be Transferred (as defined below), provided, however, that subject to any additional restrictions applicable to such shares of Class A Junior Preferred Stock, such shares may be Transferred either (a) to a list of transferees approved by the Board (or any committee thereof) from time to time or (b) as otherwise approved by the Board (or any committee thereof) (which shall be in the sole discretion of the Board or any such committee). Subject to any additional restrictions to which a holder of Class A Junior Preferred Stock may be bound, the foregoing restriction on transfer shall lapse upon the earlier of (i) immediately prior to a Deemed Liquidation Event or (ii) upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation.

“Transfer” for purposes of this Section 7 means and includes any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of a share of Class A Junior Preferred Stock or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including without limitation, a transfer of a share of Class A Junior Preferred Stock to a broker or other nominee (regardless of whether there in a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise. “Voting Control” shall mean, with respect to a share of Class A Junior Preferred Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

8. Redemption of Class A Junior Preferred Stock.

8.1 Redemption Right of the holders of Class A Junior Preferred Stock. Subject to the provisions of this Section 8.1, at any time following November 18, 2018, upon the written request from holders of at least a majority of the then outstanding shares of Class A Junior Preferred Stock to be redeemed by the Corporation (the “Mandatory Redemption Request”), then the Corporation shall redeem all outstanding shares of Class A Junior Preferred Stock within one hundred eighty (180) days following the Corporation’s receipt of such written redemption request; provided that immediately following any such redemption, the Corporation shall have outstanding one or more shares of one or more classes or series of stock, which share, or shares together, shall have full voting rights; provided further that Excluded Shares (as such term is defined in Section 8.1(c)) shall not be redeemed and shall be excluded from such redemption. The redemption price for each share of Class A Junior Preferred Stock redeemed pursuant to this Section 8.1 shall be a cash payment equal to the fair market value of such share as of the respective date of issuance of such share as determined by the Board or a committee thereof in good faith.

(a) Insufficient Funds. If upon any redemption date provided under this Section 8.1 for the redemption of Class A Junior Preferred Stock, the funds and assets of the Corporation legally available to redeem such stock shall be insufficient to redeem all shares of Class A Junior Preferred Stock then required to be redeemed, then any such unredeemed shares shall be carried forward and shall be redeemed as soon as any additional funds and assets become available therefor, and any such unredeemed shares shall continue to be so carried forward until redeemed in accordance with this Section 8.1. Shares of Class A Junior Preferred Stock which are subject to redemption hereunder but which have not been redeemed due to insufficient legally available funds and assets of the Corporation shall continue to be outstanding and entitled to all rights, preferences, privileges and restrictions of the Class A Junior Preferred Stock until such shares have been converted or redeemed.

(b) Partial Redemption. No redemption shall be made under Section 8.1 of only a part of the then outstanding shares of Class A Junior Preferred Stock, unless the Corporation shall effect such redemption ratably among all holders of then outstanding Class A Junior Preferred Stock (other than Excluded Shares) in proportion to the respective redemption prices of such shares held by each holder thereof on the applicable redemption date.

(c) Redemption Notice. At least twenty (20) days prior to any applicable redemption date pursuant to this Section 8.1, written notice shall be mailed by the Corporation, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Class A Junior Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located, notifying such holder of the redemption to be effected, the applicable redemption date, the applicable redemption price, the number of such holder’s shares of Class A Junior Preferred Stock to be redeemed and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (the “Redemption Notice”).

Notwithstanding the foregoing, if the Corporation receives, on or prior to the 20th day after the date of delivery of the Redemption Notice to a holder of Class A Junior Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 8.1, then the shares of Class A Junior Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Excluded Shares”.

(d) Surrender of Certificates. On or before any applicable redemption date pursuant to this Section 8.1, each holder of Class A Junior Preferred Stock to be redeemed shall surrender the certificate(s) representing such shares of Class A Junior Preferred Stock to be redeemed to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable redemption price for such shares shall be payable to the order of the person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate shall be cancelled and retired. If less than all of the shares represented by such certificate are redeemed, then the Corporation shall issue a new certificate representing the unredeemed shares.

(e) Effect of Redemption. If on the applicable redemption date pursuant to this Section 8.1, the applicable redemption price is either paid or made available for payment through the deposit arrangements specified in subsection 8.1(f) below, then notwithstanding that the certificates evidencing any of the shares of Class A Junior Preferred Stock so called for redemption shall not have been surrendered, the holders thereof shall cease to be stockholders with respect to such shares and all rights of the holders of such shares with respect to such shares shall terminate after the applicable redemption date, except only the right of the holders to receive the applicable redemption price without interest upon surrender of their certificate(s) therefor.

(f) Deposit of Redemption Price. On or prior to any applicable redemption date pursuant to this Section 8.1, the Corporation may, at its option, deposit with a bank or trust company having a capital and surplus of at least One Hundred Million Dollars ($100,000,000), as a trust fund, a sum equal to the aggregate redemption price for all shares of Class A Junior Preferred Stock called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the applicable redemption date, the applicable redemption price to the respective holders upon the surrender of their share certificates. From and after the date of such deposit, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit, the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares, without interest, upon surrender of their certificates therefor.

9. Miscellaneous

9.1 No Reissuance of Preferred Stock or Class A Junior Preferred Stock. No share or shares of Preferred Stock or Class A Junior Preferred Stock, as applicable acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

9.2 Preemptive Rights. No stockholder of the Corporation shall have a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and a stockholder.

ARTICLE VI: AMENDMENT OF BYLAWS

Except as otherwise provided in this Certificate of Incorporation, the Board shall have the power to adopt, amend or repeal Bylaws of the Corporation.

ARTICLE VII: INDEMNIFICATION AND DIRECTOR LIABILITY

1. Directors and Officers. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving any other enterprise as a director or officer at the request of the Corporation.

To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

2. Amendment of Article VII. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE VIII: DIRECTORS AND CORPORATE OPPORTUNITIES

In the event that a director of the Corporation who is also a partner or employee of an entity that is a holder of Preferred Stock and that is in the business of investing and reinvesting in other entities (each, a “Fund”), acquires knowledge of a potential transaction or matter in such person’s capacity as a partner or employee of the Fund and that may be a corporate opportunity for both the Corporation and such Fund, such director shall to the fullest extent permitted by law have fully satisfied and fulfilled such director’s fiduciary duty to the Corporation and its stockholders with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its affiliates, if such director acts in good faith in a manner consistent with the following policy: a corporate opportunity offered to any person who is a director of the Corporation, and who is also a partner or employee of a Fund shall belong to such Fund, unless such opportunity was expressly offered to such person solely in his or her capacity as a director of the Corporation.

ARTICLE IX: CREDITOR AND STOCKHOLDER COMPROMISES

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of §291 of Title 8 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under §279 of Title 8 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

TWITTER, INC.

Twitter, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Twitter, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on April 19, 2007.

2. Article IV of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“1. Authorization of Shares. This corporation is authorized to issue three (3) classes of stock, designated “Common Stock”, “Class A Junior Preferred Stock” and “Preferred Stock”. The total number of shares of Common Stock authorized to be issued is Seven Hundred Million (700,000,000) shares, $0.000005 par value per share. The total number of shares of Class A Junior Preferred Stock authorized to be issued is Fifteen Million (15,000,000) shares, $0.000005 par value per share. The total number of shares of Preferred Stock authorized to be issued is Three Hundred Twenty-Nine Million Six Hundred Ninety-One Thousand Eight Hundred Fifty-Six (329,691,856) shares, $0.000005 par value per share, Seventy-Six Million Nine Hundred Sixty-Eight Thousand Five Hundred Sixty-Two (76,968,562) of which are designated as “Series A Preferred Stock,” Forty-Nine Million Three Hundred Twenty-Four Thousand Sixty-Eight (49,324,068) of which are designated as “Series B Preferred Stock”, Sixty-Two Million Nine Hundred Thirty-Three Thousand Six Hundred Twenty-Eight (62,933,628) of which are designated as “Series C Preferred Stock”, Fifty Million Nine Hundred Eighty-One Thousand Six Hundred Fifty-Two (50,981,652) of which are designated as “Series D Preferred Stock”, Thirty-Eight Million Four Hundred Thirty-One Thousand Five Hundred (38,431,500) of which are designated as “Series E Preferred Stock”, Twenty-Six Million One Hundred Ninety-Seven Thousand Nine Hundred (26,197,900) of which are designated as “Series F Preferred Stock”, Ten Million Ninety-Seven Thousand One Hundred Fifty-Nine (10,097,159) of which are designated as “Series G-1 Preferred Stock”, and Fourteen Million Seven Hundred Fifty-Seven Thousand Three Hundred Eighty-Seven (14,757,387) of which are designated as “Series G-2 Preferred Stock”.”

3. The foregoing Amendment of Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. The foregoing Amendment of Restated Certificate of Incorporation has been duly approved by the stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on August 9, 2013.

TWITTER, INC.

By:	/s/ Richard Costolo
Richard Costolo
Chief Executive Officer